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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated January 24, 2000 included in Station Casinos, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                                  ARTHUR ANDERSEN LLP

Las Vegas, Nevada
October 27, 2000